UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 9, 2005)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

A. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R will require the compensation cost related to share-based payment transactions, including the issuance of stock options, be recognized in financial statements. Caraustar Industries, Inc. (the “Company”) is required to adopt the revised standard January 1, 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the consolidated statements of operations in its financial statements.

In connection with the imminent adoption of SFAS 123R, the Compensation and Employee Benefits Committee of the Company’s Board of Directors, which consists entirely of independent directors, unanimously approved on December 9, 2005 the acceleration of the vesting of out-of money, unvested stock options held by current employees, including executive officers, effective December 9, 2005. The acceleration applies to options granted during 2004 with exercise prices between $15.85 and $17.05. The closing price of the Company’s common stock on December 9, 2005 was $9.62 per share. The following table summarizes the options subject to acceleration:

	Aggregate Number of Common Stock shares issuable under accelerated stock options	Weighted Average Exercise Price Per Share
Total Named Executive Officers (1)	85,500	$16.89
Total all other employees	104,141	$16.99

Total (2)	189,641	$16.96

(1)	Consists of current executive officers named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on April 8, 2005.
(2)	The accelerated options represent approximately 12 % of total outstanding options.

The decision to accelerate vesting of these options was made to avoid recognizing compensation cost associated with these options in the Company’s statements of operations in future financial statements upon the effectiveness of SFAS 123R. It is estimated that the maximum future compensation expense that would have been recorded in the statement of operations and which will not be recorded, based on the Company’s implementation date for SFAS 123R of January 1, 2006, is approximately $954 thousand. The Company will report the impact of the acceleration in its year ended December 31, 2005 financial statements as pro forma footnote disclosures, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

B. On December 9, 2005, the Compensation and Employee Benefits Committee of the Company’s Board of Directors approved a grant of options to purchase 3,000 shares of the Company’s common stock to each non-employee director. This grant forms part of the non-employee directors’ annual compensation for service as directors. Each of these options is fully vested and will have a ten-year term. The form of award agreement pursuant to which the options were granted is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Form of Stock Option Award Agreement #

#	This exhibit is the form of Stock Option Award Agreement pursuant to which options were granted on December 9, 2005 to the following individuals: James E. Rogers, Daniel B. Casey, Dennis M. Love, Russell M. Robinson, L. Celeste Bottorff, Robert J. Clanin, Charles H. Greiner, Bob M. Prillaman and Eric Zarnikow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2005

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Form of Stock Option Award Agreement	99.1